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As filed with the Securities and Exchange Commission on March 28, 2011

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tutor Perini Corporation
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1540 (Primary Standard Industrial Classification Code Number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street
Sylmar, California 91342
(818) 362-8391
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William B. Sparks
Executive Vice President, Treasurer and Corporate Secretary
15901 Olden Street
Sylmar, California 91342
(818) 362-8391
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christian O. Nagler, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4675
(212) 446-4800

         Approximate date of commencement of proposed sale of the securities to the public:
The exchange will occur as soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7 5/8% Senior Notes due 2018	$300,000,000	$300,000,000	$34,830.00

Guarantees of 7 5/8% Senior Notes due 2018	$300,000,000	—	(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.

(2)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

         The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Perini Building Company, Inc.	Arizona	1540	86-0083406
Perini Environmental Services, Inc.	Delaware	1540	04-2996491
International Construction Management Services, Inc.	Delaware	1540	04-2743620
Perini Management Services, Inc.	Massachusetts	1540	04-2585210
Bow Equipment Leasing Company, Inc.	New Hampshire	1540	04-2585206
R.E. Dailey & Co.	Michigan	1540	38-1253729
Perini Land And Development Company, Inc.	Massachusetts	1540	59-0974333
Paramount Development Associates, Inc.	Massachusetts	1540	04-2222345
Percon Constructors, Inc.	Delaware	1540	04-2773559
Perland Construction, Inc.	West Virginia	1540	62-1225144
James A. Cummings, Inc.	Florida	1540	59-2098732
Cherry Hill Construction, Inc.	Maryland	1540	52-0890004
Rudolph And Sletten, Inc.	California	1540	94-1507451
Tutor-Saliba LLC	California	1540	26-2746588
Tutor-Saliba Corporation	California	1540	90-0107753
Powerco Electric Corp.	California	1540	95-4522260
Tutor Holdings, LLC	Delaware	1540	95-4568674
Tutor Pacific Construction, LLC	Delaware	1540	95-4698936
Tutor Micronesia Construction, LLC	Delaware	1540	95-4698935
G.W. Murphy Construction Company, Inc.	Hawaii	1540	99-0263295
E.E. Black, Limited	Hawaii	1540	99-0034390
Desert Plumbing & Heating Co., Inc.	Nevada	1540	88-0141689
Black Construction Investments, Inc.	Nevada	1540	99-0271664
TPC Aggregates, LLC	Nevada	1540	36-4630593
Daniel J. Keating Construction Company, LLC	Delaware	1540	23-2009902

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated March 28, 2011

Prospectus

$300,000,000

Exchange Offer for 7 5/8% Senior Notes due 2018

        Offer for outstanding 7 5/8% Senior Notes due 2018, in the aggregate principal amount of $300,000,000 (which we refer to as the "Old Notes") in exchange for up to $300,000,000 in aggregate principal amount of 7 5/8% Senior Notes due 2018 which have been registered under the Securities Act of 1933, as amended (which we refer to as the "Exchange Notes" and, together with the Old Notes, the "notes").

Terms of the Exchange Offer

  •
  Expires 5:00 p.m., New York City time,                        , 2011, unless extended.

  •
  You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

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  Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

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  We can amend or terminate the exchange offer.

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  We will not receive any proceeds from the exchange offer.

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  The exchange of Old Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Terms of the Exchange Notes

  •
  The Exchange Notes will rank senior in right of payment to all of our and the guarantors' existing and future subordinated indebtedness and equal in right of payment with all of our and the guarantors' existing and future senior indebtedness.

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  Each of our existing and future domestic subsidiaries that guarantees our senior secured revolving credit facility will unconditionally guarantee the Exchange Notes with guarantees that will rank equal in right of payment to all of the senior indebtedness of such guarantor and will rank senior to all of the future subordinated indebtedness of such guarantor.

  •
  The Exchange Notes will be effectively subordinated to all of our and the guarantors' existing and future secured indebtedness, including amounts outstanding under our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all obligations of our subsidiaries that do not guarantee the notes.

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  The Exchange Notes will mature on November 1, 2018.

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  The Exchange Notes will accrue interest at a rate per annum equal to 7 5/8% and will be payable semi-annually on each May 1 and November 1, beginning on May 1, 2011.

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  We may redeem the Exchange Notes in whole or in part from time to time. See "Description of Exchange Notes."

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  If we experience a change of control, the holders of the Exchange Notes will have the right to require us to purchase some of their notes at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

  •
  The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

        For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see "Risk Factors" beginning on page 13 of this prospectus.

        There is no established trading market for the Old Notes or the Exchange Notes.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2011.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See "Plan of Distribution."

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the Exchange Notes.

ii

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds" and elsewhere in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation, statements regarding our management's expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. In some cases you can identify these statements by forward-looking words such as "may," "will," "should," "expect," "plans," "anticipate," "believe," "estimate," "predict," "seek," "intend" and "continue" or similar words. Forward-looking statements may also use different phrases.

        These risks and uncertainties include, but are not limited to:

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  our ability to win new contracts and convert backlog into revenue;

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  our ability to successfully and timely complete construction projects;

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  the potential delay, suspension, termination, or reduction in scope of a construction project;

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  the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules;

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  the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings;

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  the availability of borrowed funds on terms acceptable to us;

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  the ability to retain certain members of management;

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  the ability to obtain surety bonds to secure our performance under certain construction contracts;

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  possible labor disputes or work stoppages within the construction industry;

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  changes in federal and state appropriations for infrastructure projects;

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  possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances;

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  actions taken or not taken by third parties, including our customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and

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  other factors and uncertainties discussed under the heading "Risk Factors" in this prospectus.

MARKET AND INDUSTRY DATA

        This prospectus contains statistical data that we obtained from public industry publications. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe that the publications are reliable, we and the initial purchasers have not independently verified market industry data provided by third parties, and we and the initial purchasers take no further responsibility for this data. Similarly, while we believe our management's estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we and the initial purchasers cannot assure you that they are accurate.

iii

PROSPECTUS SUMMARY

        In this prospectus, the words "we," "us," "our," and "the Company" refer to Tutor Perini Corporation, the issuer of the exchange notes, and its subsidiaries. The following summary contains basic information about the Company and this exchange offer. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus and the documents incorporated by reference, before making an investment decision, especially the information presented under the heading "Risk Factors," our financial statements, the notes to those financial statements and the other financial information, included elsewhere in this prospectus.

 Our Company

        We are a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. Based on our 2009 revenues, the Company was ranked by Engineering News Record ("ENR") as the 9th largest contractor in the U.S. market. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical and mechanical, plumbing and HVAC. During 2010, we performed work on approximately 300 construction projects for over 145 federal, state and local government agencies or authorities and private customers. For the year ended December 31, 2010, we generated revenues and net income of $3,199.2 million and $103.5 million, respectively.

        We have executed a number of transactions in the past to diversify our business and geographic profile. In January 2003, the acquisition of James A. Cummings, Inc. ("Cummings") expanded our presence in the southeastern region of the United States. Cummings specializes in the construction of schools, municipal buildings and commercial developments. In January 2005, we acquired Cherry Hill Construction ("Cherry Hill"), a regional civil construction company who operates in the mid-Atlantic and southeastern regions. Cherry Hill provided the Company with more geographic coverage and expanded the equipment fleet. Rudolph and Sletten, Inc. ("Rudolph and Sletten"), an established building contractor and construction management company based in Redwood City, California, was acquired in October 2005 to expand our presence on the west coast of the United States. Rudolph and Sletten specializes in the construction of corporate campuses and healthcare, gaming, biotech, pharmaceutical, industrial, and high-tech projects. In September 2008, we merged with Tutor-Saliba Corporation ("Tutor Saliba") to further expand our presence in the western United States. Tutor-Saliba is an established general contractor with expertise in both civil and building projects, including highways, bridges, mass transit systems, hospitality and gaming, transportation, healthcare, education and office building projects, primarily in Nevada and California for both public and private customers. In January 2009, we acquired Keating Building Company ("Keating"), a Philadelphia-based construction, construction management and design-build company with expertise in both private and public works building projects. The acquisition of Keating enabled us to expand our building construction market presence in the eastern half of the United States, including the northeast and mid-Atlantic regions. In November 2010, we acquired Superior Gunite, a California-based construction company specializing in pneumatically placed structural concrete utilized primarily in infrastructure projects such as bridges, dams, tunnels and retaining walls. In January 2011, we completed the acquisition of Fisk Electric Company ("Fisk"), an electrical construction company based in Houston, Texas. Fisk covers many of the major commercial and industrial electrical construction markets in the southwest and southeast regions, with the ability to cover other attractive markets nationwide. We acquired Fisk because we believe that Fisk is a strong strategic fit enabling us to expand our nationwide electrical capabilities and to realize significant synergies and opportunities in support of our non-residential building and civil operations.

        Our business is currently organized into three segments: Building, Civil and Management Services:

        Building Group:    Our Building segment has significant experience providing services to a number of specialized building markets, including the hospitality and gaming, transportation, healthcare, municipal offices, sports and entertainment, education, correctional facilities, and other industrial markets. We have a leading reputation for executing the largest and most complex non-residential building projects, with strict adherence to superior quality control and timely execution. In 2010, we earned the following rankings from Engineering-News Record, based on revenue:

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  2nd largest contractor in the United States general building market

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  Largest builder in the hotel, motel and convention center market

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  Largest builder in the entertainment facilities market

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  2nd largest builder in the airport facilities market

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  12th largest builder in the healthcare market

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  2nd largest green building contractor in the United States

Additionally, we are currently working on or recently completed a number of marquee projects, including, but not limited to:

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  McCarran Airport Terminal 3 in Las Vegas, NV

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  Philadelphia Convention Center in Pennsylvania

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  Children's Hospital in Los Angeles, CA

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  CityCenter for MGM Mirage in Las Vegas, NV

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  Wynn Encore Hotel in Las Vegas, NV

        For the year ended December 31, 2010, our Building segment generated revenues and income from construction operations of $2,327 million and $95.9 million, respectively. As of December 31, 2010, our Building segment backlog was approximately $2.7 billion.

        Civil Group:    Our Civil segment specializes in public works construction and the repair, replacement and reconstruction of infrastructure, primarily in the western, northeastern and mid-Atlantic United States. Services include the construction and rehabilitation of highways, bridges, mass transit systems, and wastewater treatment facilities. Due to the 2009 multi-billion dollar economic stimulus package, the increase in alternative funding sources such as public-private partnerships and historically large government funding sources aimed at the replacement and repair of an aging U.S. infrastructure, we believe this segment provides substantial growth opportunities for us in the future. In 2010, we earned the following rankings from Engineering-News Record, based on revenue:

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  9th largest domestic heavy contractor

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  9th largest transportation contractor

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  20th largest builder of bridges

        Additionally, we have completed or are currently working on some of the most significant civil projects in the United States, including, but not limited to:

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  SR99 bored tunnel project in Seattle, WA

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  Rehabilitation of the Tappan Zee bridge in Westchester County, NY

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  John F. Kennedy International Airport runway widening in Queens, NY

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  Various segments of the Greenwich Street corridor project in New York, NY

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  I-5 bridge replacement in Shasta County, CA

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  Caldecott Tunnel project near Oakland, CA

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  New Irvington Tunnel project in Fremont, CA

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  Construction of express toll lanes along I-95 in Maryland

        For the year ended December 31, 2010, our civil segment generated revenues and income from construction operations of $668 million and $87.8 million, respectively. As of December 31, 2010, our civil segment backlog was approximately $1.4 billion.

        Management Services:    Our Management Services segment provides diversified construction and design-build services to the U.S. military and government agencies as well as surety companies and multi-national corporations in the United States and overseas. This segment has historically focused on regions such as Iraq and Afghanistan, with additional growth opportunities in Guam, as the U.S. military plans to expand its presence in that region. For the year ended December 31, 2010, our Management Services segment generated revenues and income from construction operations of $205 million and $22.2 million, respectively. As of December 31, 2010, our Management Services backlog was $261 million.

Competitive Strengths

        Significant scale and leading construction capabilities.    We believe that our national network of construction and management services differentiates us from our competitors, specifically in end markets that require complex solutions. For over 100 years, we have provided specialized construction services, with an emphasis on large, complex projects in dense urban areas. We consistently qualify to compete for major projects across the United States due to our proven record of performance and strong financial position. We have completed or are currently working on some of the most significant construction projects in the United States, including McCarran International Airport Terminal 3 in Las Vegas, NV, Philadelphia Convention Center in Philadelphia, PA, San Bernardino Courthouse in San Bernardino, CA, Tappan Zee Bridge in Westchester County, New York; and the John F. Kennedy International Airport runway widening in Queens, New York. Our nationwide capabilities, long-term client relationships and proven expertise allow us to capture additional business from existing clients seeking to expand their geographic or local presence and market share. We continue to successfully leverage our nationwide capabilities to assist our clients across all geographic regions.

        Integrated business model with significant self perform capabilities.    Our self-perform construction services include site work, concrete forming and placement, steel erection, electrical and mechanical, plumbing and HVAC. Certain of our existing and potential customers, especially those in the civil end markets, require general contractors to perform significant portions of the construction process without the use of subcontractors. While many of our competitors subcontract a significant portion of a project, our integrated business model enables us to keep a larger portion of the work in-house.

        This ability, along with our financial strength and outstanding record of performance on challenging building and civil works projects, prequalifies us for projects in situations where smaller, less diversified contractors are unable to do so. This is a competitive advantage that makes us an attractive partner on the largest infrastructure projects and DBOM (design-build-operate-maintain) contracts, which combine the nation's top contractors with engineering firms, equipment manufacturers and project development consultants in a competitive bid selection process to execute highly sophisticated public works projects.

        Revenue that is diversified across customers and end markets.    Our construction services are targeted toward end markets that are diversified across project types, client characteristics and geographic locations. Our Building segment includes revenue sources from the hospitality and gaming, transportation, healthcare, municipal and government, education, commercial offices, sports and entertainment and industrial end markets. In 2010, $2.3 billion of revenue came from end markets served by our Building segment. Our Civil segment revenue comes from a number of different project types, including bridges, mass transit, highways and wastewater treatment projects. In 2010, we generated $668 million of revenue from end markets served by our Civil Group segment.

        In addition to providing our services across a number of different end markets, we provide our services to a broad range of private and public customers. In 2010, we derived approximately 47% of our revenues from private customers. Our private customers include major hospitality and gaming resort owners, Native American sovereign nations, public corporations, private developers, healthcare companies and private universities. We derived approximately 44% of our revenues from state and local government customers during 2010. Our state and local government customers include state transportation departments, metropolitan authorities, cities, municipal agencies, school districts and public universities. We derived approximately 9% of our revenues from federal governmental agencies during 2010. These agencies have included the U.S. State Department, the U.S. Navy, the U.S. Army Corps of Engineers, and the U.S. Air Force.

        Substantial backlog that provides a significant base of new project opportunities.    We believe our substantial backlog of uncompleted construction work provides us with visibility into our future performance. We include a construction project in our backlog at such time as a contract is awarded or a letter of commitment is obtained and adequate construction funding is in place. As a result, we believe the backlog figures are firm, subject only to the cancellation provisions contained in the various contracts. Historically, these provisions have not had a material adverse effect on us.

        As of December 31, 2010 we had a construction backlog of $4.3 billion, consistent with a backlog of $4.3 billion at December 31, 2009 and compared to $6.7 billion at December 31, 2008. We estimate that approximately $2.2 billion or 51% of our backlog at December 31, 2010 will not be completed in 2011. In addition, we have pending awards and prospects for both public and private sector customers that could enter backlog in the near future.

        Experienced, proven management team and highly skilled workforce.    Our senior management team and workforce bring significant industry work experience and specialized project expertise to our project operations. Our senior executive management team has an average of more than 30 years of industry experience having spent most of their careers with our company. Under the current management team's leadership, we have grown our revenues and income, while significantly diversifying our revenue base into new end markets and geographies.

Our Business Strategy

        We are committed to our tradition of providing high-quality construction services to both public and private agencies throughout the world, while increasing value to our shareholders. Major elements of our business strategy are as follows:

        Seek large civil construction projects throughout the United States.    We believe the Civil segment provides significant opportunities for growth due to an aging U.S. infrastructure. More than $2.2 trillion of construction spending is needed over the next five years to bring the nation's infrastructure into a state of good repair. In addition to existing funding for public work programs, the multi-billion dollar economic stimulus package approved by the U.S. government in 2009 provides substantial funding for civil construction, public healthcare and public education projects over the next several years. We have been active in civil construction since 1894 and have expertise in large, complex civil construction projects and are currently pursuing some of the most significant projects across the U.S.

        Continue to leverage our core competencies to obtain profitable contracts within our Building segment.    Our construction business involves making significant estimates and assumptions in the normal course of business relating to our contracts and our joint venture contracts. Our cost estimates of contracts are highly detailed. We believe our success within the Building segment results from our proven ability to manage and perform large, complex projects with aggressive fast-track schedules, while providing accurate budgeting forecasts and strict quality control. Our reputation for completing projects on time and within budget is a significant competitive advantage within the markets in which we operate. We will continue to leverage this competitive advantage as we pursue all types of building projects, including public works opportunities.

        Pursue expansion opportunities within the Management Services segment.    Black Construction, one of our subsidiaries and the largest contractor on the island of Guam, is expected to generate a significant portion of its future revenues from the construction of facilities during the planned expansion of the United States military's presence in Guam. This is one of several programs expected to generate over $10 billion in construction spending in Guam over the next five years. In addition, we believe we are well positioned to capture additional management services projects that involve long-term contracts and provide a recurring source of revenues as the level of government expenditures for defense and homeland security has increased in response to the global threat of terrorism. We have proven our ability to meet challenging demands with various U.S. government agencies and intend to leverage this proficiency to secure additional contracts going forward.

        Strategically evaluate acquisitions.    Our management team is focused on continuing to pursue acquisitions across all of our business segments as part of our growth strategy. We have demonstrated past success with the integration of numerous companies, including Tutor-Saliba, James A. Cummings, Inc., Cherry Hill Construction, Inc., Rudolph and Sletten, Inc. and Keating Building Corporation. In November 2010 and January 2011, we acquired Superior Gunite and Fisk Electric Company, respectively, in an effort to achieve greater vertical integration and higher margins by increasing the percentage of work we self-perform in our building and civil operations. We continue to actively identify and screen potential acquisition targets to enhance our geographic presence and strengthen our self performance capabilities.

Corporate Information

        Our principal executive offices are located at 15901 Olden Street, Sylmar, California 91342 and our telephone number at that address is (818) 362-8391. Our principal website is located at http://www.tutorperini.com. The information on our website is not part of this prospectus.

The Exchange Offer

        On October 20, 2010, we sold, through a private placement exempt from the registration requirements of the Securities Act, $300,000,000 of our 7 5/8% Senior Notes due 2018, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as "Old Notes" in this prospectus.

        Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the Old Notes, to be filed with the Securities and Exchange Commission ("SEC") and to complete the exchange offer within 365 days after the issue date of the Old Notes. We refer to the notes to be registered under this exchange offer registration statement as "Exchange Notes" and collectively with the Old Notes, we refer to them as the "notes" in this prospectus. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings "—Summary of Exchange Offer," "Exchange Offer" and "Description of Exchange Notes" for further information regarding the Exchange Notes.

Original Notes	$300,000,000 in aggregate principal amount of 7 5/8% Senior Notes due 2018.
Exchange Notes	$300,000,000 in aggregate principal amount of 7 5/8% Senior Notes due 2018, the issuance of which will be registered under the Securities Act.
Exchange Offer

We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in integral principal multiples of $1,000. The exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire 5:00 p.m., New York City time, on                    , 2011, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Accrued Interest on the Exchange Notes and the Old Notes

The new notes will bear interest from May 1, 2011. Holders of Old Notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Old Notes accrued to the date of issuance of the Exchange Notes.

Conditions on the Exchange Offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "Exchange Offer—Conditions on the Exchange Offer."

Procedures for Tendering Old Notes held in the Form of Book-Entry Interests

The Old Notes were issued as global securities and were deposited upon issuance with Wilmington Trust FSB which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company ("DTC").

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under "Exchange Offer." Your outstanding Old Notes must be tendered in multiples of $1,000.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent's account at DTC, under the procedure described in this prospectus under the heading "Exchange Offer," on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations

The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.
Exchange Agent	Wilmington Trust FSB is serving as the exchange agent for the exchange offer.

Consequences of Not Exchanging Old Notes

        If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "Exchange Offer—Consequences of Failure to Exchange" and "Exchange Offer—Shelf Registration."

Terms of the Exchange Notes

Issuer	Tutor Perini Corporation, a Massachusetts corporation.
Notes Offered	$300,000,000 aggregate principal amount of 7 5/8% senior notes due 2018.
Maturity Date	The Exchange Notes will mature on November 1, 2018.
Interest	Interest on the Exchange Notes will accrue at a rate of 7 5/8% per annum.
Interest on the Exchange Notes will be payable on May 1 and November 1 of each year, beginning on May 1, 2011 and will accrue from the issue date of the notes.
Guarantees

All of our direct and indirect subsidiaries that guarantee our obligations or the obligations of our domestic subsidiaries under our senior secured revolving credit facility will guarantee the Exchange Notes on the issue date on a senior unsecured basis.

Any subsidiary that guarantees our obligations or the obligations of our domestic subsidiaries under our senior secured revolving credit facilities in the future will guarantee the Exchange Notes unless we designate such subsidiary as an "unrestricted subsidiary" under the indenture.

Ranking	The Exchange Notes and guarantees will be senior unsecured obligations of the Company and the guarantors and will:
• rank senior in right of payment to any of our and the guarantors' future senior subordinated or subordinated indebtedness;
• rank pari passu in right of payment with all of our and the guarantors' existing and future senior indebtedness;

•       be effectively subordinated in right of payment to our and the guarantors' existing and future senior secured indebtedness, including amounts outstanding under our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

• be structurally subordinated to all of the existing and future liabilities, including trade payables, of each of our subsidiaries that is not a guarantor of the Exchange Notes.

Optional Redemption

We may redeem some or all of the Exchange Notes at any time prior to November 1, 2014 for cash at a redemption price equal to 100% of their principal amount plus a "make-whole" premium (as described under "Description of Exchange Notes—Optional Redemption"), plus accrued and unpaid interest to the redemption date. Additionally, we may redeem the Exchange Notes, in whole or in part, at any time on and after November 1, 2014 at the redemption prices listed under "Description of Exchange Notes—Optional Redemption," plus accrued and unpaid interest to the redemption date.

Optional Redemption After Equity Offerings

In addition, at any time (which may be more than once) until November 1, 2013, we can choose to redeem up to 35% of the outstanding Exchange Notes with the proceeds of certain equity offerings, so long as:

• we pay 107.625% of the face amount of the Exchange Notes, plus accrued and unpaid interest to the redemption date;
• we redeem the notes within 90 days of completing such equity offering; and
• at least 65% of the aggregate principal amount of the Exchange Notes remains outstanding afterwards.
Change of Control	If a change in control of the Company occurs, we must give holders of the Exchange Notes the opportunity to sell us their Exchange Notes at 101% of their face amount, plus accrued interest.

We might not be able to pay you the required price for Exchange Notes you present to us at the time of a change of control, because we might not have enough funds at that time, or the terms of the revolving credit facility may prevent us from paying.

See "Risk Factors—Risks Related to the Exchange Notes—Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes."

Asset Sale Proceeds

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay debt under our senior secured revolving credit facilities or make an offer to purchase a principal amount of the Exchange Notes equal to the excess net cash proceeds. The purchase price of the Exchange Notes will be 100% of their principal amount, plus accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:
• pay dividends or make certain other restricted payments or investments;
• incur additional indebtedness and issue disqualified stock;
• create liens on our assets;
• transfer and sell assets;
• merge, consolidate, or sell all or substantially all of our assets;
• enter into certain transactions with affiliates;
• create restrictions on dividends or other payments by our restricted subsidiaries; and
• create guarantees of indebtedness by restricted subsidiaries.
These covenants are subject to a number of important limitations and exceptions. See "Description of Exchange Notes—Certain Covenants."

During any period that the credit rating on the notes, as determined by both Moody's Investors Service and Standard and Poor's Ratings Services, equals or exceeds Baa3 and BBB-, respectively, and no default has occurred and is continuing, we will not be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply as a result of achieving these rating will be restored if one or both of the credit ratings on the notes later falls below these thresholds. See "Description of Exchange Notes—Covenant Suspension."

No Prior Market

The Exchange Notes will be new securities for which there is currently no market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer.

        You should carefully consider all of the information in this prospectus. In particular, you should evaluate the information under "Risk Factors" for a discussion of risks associated with an investment in the Company.

        For more complete information about the notes, see "Description of Exchange Notes."

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of deferred financing costs and an interest factor attributable to operating leases.

	Fiscal Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	11.10	17.72	(1.50)	34.04	12.01
Dollar amount of coverage deficiency (in thousands)			$3,963

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in, and incorporated by reference in, this prospectus before deciding whether to participate in the exchange offer. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our fiscal condition, results of operations and cash flows. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment. Along with the risks and uncertainties described below, you should carefully consider the risks and uncertainties described in the section entitled "Risk factors" in our 2010 Form 10-K, which are incorporated by reference into this prospectus.

Risks Related to the Exchange Offer and Holding the Exchange Notes

We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

        We currently have, and upon consummation of the exchange offer, will continue to have, a substantial amount of indebtedness. We may also incur significant additional indebtedness in the future. Our substantial indebtedness may:

  •
  make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

  •
  limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

  •
  require us to use a substantial portion of our cash flow from operations to make debt service payments;

  •
  limit our flexibility to plan for, or react to, changes in our business and industry;

  •
  place us at a competitive disadvantage compared to our less leveraged competitors; and

  •
  increase our vulnerability to the impact of adverse economic and industry conditions.

Despite our current level of indebtedness, we may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture limits, but does not prohibit, us or our subsidiaries from incurring additional indebtedness. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes and the guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our senior secured revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our senior secured revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy, if applicable to us, or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the senior secured revolving credit facility to avoid being in default. If we breach covenants under our senior secured revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy, to the extent applicable to us, or liquidation. No assurance can be given that, if we breach covenants under our revolving credit facility and our creditors seek to enforce their rights under the federal bankruptcy laws, that a forum will be available to creditors. See "Description of Other Indebtedness" and "Description of Exchange Notes."

The lenders under our senior secured revolving credit facility will have the discretion to release the guarantors under the revolving credit facility in a variety of circumstances which will cause those guarantors to be released from their guarantees of the notes.

        While any obligations under our senior secured revolving credit facility remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes offered hereby if the related guarantor is no longer a guarantor of the obligations under the revolving credit facility. See "Description of Exchange Notes—Guarantees." The lenders under the revolving credit facility will have the discretion to release the guarantees under the revolving credit facility in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes.

The Exchange Notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness.

        The Exchange Notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor, including indebtedness under our senior secured revolving credit facility. Additionally, the indenture governing the Exchange Notes will permit us to incur additional secured indebtedness in the future. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the Exchange Notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the Exchange Notes or the affected guarantees. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

Claims of noteholders will be structurally subordinate to claims of creditors of our subsidiaries that do not guarantee the notes.

        The Exchange Notes will not be guaranteed by our non U.S. subsidiaries and certain future subsidiaries that we designate as "unrestricted" in accordance with the terms of the indenture. Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of these subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the Exchange Notes. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the Exchange Notes. In any of these events, we may not have sufficient assets to pay amounts due on the Exchange Notes with respect to the assets of that subsidiary.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A guarantee may also be voided, without regard to these factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

        Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of obligations under the notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and a cross-default under our senior secured revolving credit facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the revolving credit facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See "Description of Exchange Notes—Change of Control."

Your ability to transfer the Exchange Notes offered hereby will be restricted and may be further limited by the absence of an active trading market.

        The Exchange Notes are a new issue of securities and there is no established trading market for them, or for the Old Notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Exchange Notes or as to whether any market will develop or be maintained. Accordingly, you may be required to bear the financial risk of your investment in the Exchange Notes indefinitely. If a trading market were to develop, future trading prices of the Exchange Notes may be volatile and will depend on many factors, including:

  •
  the number of holders of Exchange Notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the Exchange Notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the Exchange Notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the Exchange Notes.

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

        If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption "Exchange Offer—Consequences of Failure to Exchange."

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent's account at DTC, as depositary, including an Agent's Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "Exchange Offer—Procedures for Tendering Old Notes" and "Exchange Offer—Consequences of Failure to Exchange."

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are substantially the same as the form and terms of the Exchange Notes, except as otherwise described in this prospectus. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange offer. We will bear the expense of the exchange offer.

 EXCHANGE OFFER

Purpose of the Exchange Offer

        The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        The Old Notes were originally issued and sold on October 20, 2010, to the initial purchasers, pursuant to the purchase agreement dated October 15, 2010. The Old Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Old Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

        In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

        Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

        Each holder of Old Notes that exchanges such Old Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Old Notes or Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000.

        The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

          (1)   the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

          (2)   the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes; and

          (3)   interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes.

The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

        If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

        Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "Fees and expenses" and "Transfer taxes" below.

        The exchange offer will remain open for at least 20 full business days. The term "expiration date" will mean 5:00 p.m., New York City time, on                        , 2011, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

          (1)   notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

          (2)   mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

          (1)   if any of the conditions below under the heading "—Conditions on the Exchange Offer" shall have not been satisfied,

            (a)   to delay accepting any Old Notes,

            (b)   to extend the exchange offer, or

            (c)   to terminate the exchange offer, or

          (2)   to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Old Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Old Notes Through Brokers and Banks

        Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

        The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

        YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

        IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                        , 2011.

Deemed Representations

        To participate in the exchange offer, we require that you represent to us that:

          (1)   you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

          (2)   neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

          (3)   neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

          (4)   neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes is our "affiliate" as defined under Rule 405 of the Securities Act; and

          (5)   if you or another person acquiring Exchange Notes in exchange for your Old Notes is a broker-dealer and you acquired the Old Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

        Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

        If you are our "affiliate," as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

          (1)   may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

          (2)   must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.

You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in integral multiples of $1,000.

        When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

        The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

        We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

          (1)   reject any and all tenders of any particular Old Note not properly tendered;

          (2)   refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

          (3)   waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

        In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent's Message as described below.

        The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program ("ATOP") account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC's procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent's Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

        Each Agent's Message must include the following information:

          (1)   Name of the beneficial owner tendering such Old Notes;

          (2)   Account number of the beneficial owner tendering such Old Notes;

          (3)   Principal amount of Old Notes tendered by such beneficial owner; and

          (4)   A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under "—Deemed Representations" above.

        BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

        The delivery of Old Notes through DTC, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

        We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

        THE AGENT'S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

        You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

          (1)   specify the name of the person that tendered the Old Notes to be withdrawn;

          (2)   identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions on the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

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  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

          (1)   seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

          (2)   resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer; or

          (3)   any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

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  any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

          (1)   any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

          (2)   any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

          (3)   a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

          (4)   a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

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  any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

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  there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

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  any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

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  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

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  we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

        Wilmington Trust FSB has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at Wilmington Trust FSB, c/o Wilmington Trust Company, Corporate Capital Markets, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1626. The Exchange Agent's telephone number is (302) 636-6181 and facsimile number is (302) 636-4139.

Fees and Expenses

        The principal solicitation is being made through DTC by Wilmington Trust FSB, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

        Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates' officers, employees and by persons so engaged by the exchange agent.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

        If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

        YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

        If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and state securities laws when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

        The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

          (1)   to us upon redemption thereof or otherwise;

          (2)   so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

          (3)   outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

          (4)   pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

        The Registration Rights Agreement also requires that we file a shelf registration statement if:

          (1)   we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

          (2)   a law or SEC policy prohibits a holder from participating in the exchange offer;

          (3)   a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

          (4)   a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

        We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

        Old Notes may be subject to restrictions on transfer until:

          (1)   a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

          (2)   a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker-dealer on or before the sale;

          (3)   the Old Notes are sold under an effective shelf registration statement that we have filed; or

          (4)   the Old Notes are sold to the public under Rule 144 of the Securities Act.

 DESCRIPTION OF EXCHANGE NOTES

General

        In this description, references to the "Notes" are to the exchange notes, unless the context otherwise requires. We issued the old notes and will issue the exchange notes pursuant to an indenture dated as of October 20, 2010 (the "Indenture"), among Tutor Perini, as the Issuer, certain subsidiaries of Tutor Perini as guarantors and Wilmington Trust FSB, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available upon written request to the Issuer as described below under "Incorporation of Certain Information by Reference." Definitions of certain terms are set forth under "—Certain Definitions."

        Principal of the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer, which, unless otherwise provided by the Issuer, will be the offices of the Trustee. Payment of interest will be made by check mailed to the addresses of the noteholders as such addresses appear in the Note register or, at the election of any noteholder in the manner prescribed by the Indenture, by wire transfer of immediately available funds.

        The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Terms of the Notes

        We are offering $300.0 million aggregate principal amount of the Notes, which will mature on November 1, 2018. Subject to compliance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness," we can issue additional Notes from time to time in the future as part of the same series without consent from holders of the Notes. Any additional Notes that we issue in the future will be identical in all respects to the Notes offered hereby and will be treated as a single class for all purposes of the Indenture, except that Notes issued in the future may have different issuance prices and will have different issuance dates.

        The Notes will bear interest at the rate per annum shown on the cover page of this prospectus from the Issue Date, or from the most recent date to which interest has been paid or provided for, payable semi-annually on May 1 and November 1 of each year, commencing May 1, 2011, to holders of record at the close of business on the immediately preceding April 15 and October 15, respectively. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Ranking

        The Notes and the Guarantees will rank equally with existing and future unsubordinated obligations of Tutor Perini and the Guarantors, respectively. The Notes and the Guarantees will be structurally subordinated to the obligations of any Subsidiary of the Issuer that is not a Guarantor. If the Issuer or a Guarantor incurs any Indebtedness in the future that provides by its terms that it is subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, the Notes or that Guarantee, as applicable, will rank senior to that Indebtedness.

        The Notes and the Guarantees will be effectively subordinated to all secured indebtedness of the Issuer and each of the Guarantors to the extent of the assets securing such indebtedness.

Optional Redemption

        At any time prior to November 1, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after November 1, 2014 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

        Notwithstanding the foregoing, at any time on or prior to November 1, 2013 the Issuer may, at its option on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest to the redemption date, with an amount equal to the Net Cash Proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Selection and Notice

        If less than all the Notes issued under the Indenture are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as may be required pursuant to the applicable procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Guarantees

        The Issuer and each of the Subsidiaries of Tutor Perini that guarantees the obligations of Tutor Perini or any Domestic Subsidiary (other than an Unrestricted Subsidiary) under any of the Credit Facilities will deliver a Guarantee on the date that is the later of (x) the Issue Date and (y) the date on which such Subsidiary guarantees the obligations of Tutor Perini or any Domestic Subsidiary (other than an Unrestricted Subsidiary) under any of the Credit Facilities. Pursuant to the Guarantees, each of the Guarantors will fully and unconditionally guarantee all Obligations of the Issuer under the Indenture and the Notes on a senior basis. Newly formed or acquired Subsidiaries that guarantee the obligations of Tutor Perini or any Domestic Subsidiary (other than an Unrestricted Subsidiary) under any of the Credit Facilities are required to become Guarantors, as described under "—Additional Guarantees."

        Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor. See "Risk Factors—Risks Relating to the Notes—Federal and state laws allow courts, under certain circumstances, to void guarantees and require note holders to return payments received from guarantors."

        The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:

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  any sale, exchange or transfer by the Issuer or any Restricted Subsidiary to any Person or Persons, as a result of which the Restricted Subsidiary is no longer a Subsidiary of the Issuer, of a majority of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of the Indenture;

  •
  the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture; or

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  the release or discharge of the guarantee by such Guarantor under the Credit Facilities;

provided, in each such case, that the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release is authorized and permitted under the Indenture.

Change of Control

        If a Change of Control occurs, each noteholder will have the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.

        Within 30 days following any Change of Control, the Issuer shall mail a notice to each noteholder, with a copy to the Trustee, stating

  •
  that a Change of Control has occurred and that such noteholder has the right to require the Issuer to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

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  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

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  the instructions as determined by the Issuer, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

        The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under any covenant of the Indenture by virtue of this compliance.

        The Change of Control provision will not require us to make a Change of Control Offer upon the consummation of any transaction contemplated by clauses (1) and (3) of the definition of Change of Control if the party that will own, directly or indirectly, more than 50% of the Voting Stock of the Company as a result of such transaction is a Permitted Holder. See "—Certain Definitions—Permitted Holders." As a result of the definition of Permitted Holders, a concentration of control in the hands of Permitted Holders would not give rise to a situation where holders could have their Notes repurchased pursuant to a Change of Control Offer.

        The occurrence of a Change of Control would constitute a default under the Credit Facilities. In addition, the Issuer's ability to purchase the Notes for cash may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any purchases required in connection with a Change of Control. The Issuer's failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture, which would, in turn, constitute a default under the Credit Facilities.

        The definition of Change of Control includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of "all or substantially all" of the properties or assets of Tutor Perini and certain of its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require us to repurchase its Notes as a result of a sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of Tutor Perini and certain subsidiaries taken as a whole to another person or group may be uncertain.

Certain Covenants

        The Indenture will contain certain covenants, including, among others, the following:

  Limitation on Incurrence of Indebtedness

        The Issuer will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that the Issuer or any Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of proceeds therefrom, had occurred at the beginning of such four-quarter period (this proviso, the "Coverage Ratio Exception").

        The foregoing paragraph will not prohibit incurrence of the following Indebtedness (collectively, "Permitted Indebtedness"):

          (1)   the Notes issued on the Issue Date and any related Guarantees;

          (2)   Indebtedness of the Issuer or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facility and the Notes and the related Guarantees);

          (3)   Indebtedness of the Issuer or any Restricted Subsidiary under Credit Facilities in an aggregate amount at any time outstanding pursuant to this clause (3) not to exceed the greater of (i) 350.0 million and (ii) 30% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and calculated on a pro forma basis to give effect to any acquisitions or dispositions of assets made in connection with any transaction on the date of calculation;

          (4)   Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph, clause (2) of this paragraph (other than any Indebtedness owed to the Issuer or any of its Subsidiaries), this clause (4), clause (13) or clause (20);

          (5)   Indebtedness owed by the Issuer or any Restricted Subsidiary to the Issuer or a Restricted Subsidiary; provided that

    •
    any such Indebtedness owed by the Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to the Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

    •
    if such Indebtedness is held by a Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

          (6)   (x) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

          (7)   Hedging Obligations;

          (8)   Purchase Money Indebtedness and Capital Lease Obligations of the Issuer or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of the Issuer or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount at any time outstanding pursuant to this clause (8) not to exceed the greater of $125.0 million and 15% of Consolidated Net Tangible Assets;

          (9)   Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed at any time outstanding pursuant to this clause (9) not to exceed $75.0 million;

          (10) Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by worker's compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Issuer or such Restricted Subsidiary;

          (11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any

  Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

          (12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

          (13) Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either

    •
    the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

    •
    the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

          (14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (15) Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

          (16) Indebtedness under surety bonds obtained in connection with the Construction Business;

          (17) Indebtedness owing by the Issuer to CIS consisting of all or any portion of the proceeds of any payments made by the Issuer or Permitted Insureds to CIS as premiums for the insurance policies issued by CIS to the Issuer or such Permitted Insureds, respectively;

          (18) additional Indebtedness in an aggregate principal amount not to exceed $75.0 million at any time outstanding pursuant to this clause (18);

          (19) Indebtedness incurred to finance insurance premiums not to exceed $25.0 million aggregate outstanding at any time;

          (20) Contribution Indebtedness;

          (21) Indebtedness from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 business days of its incurrence; and

          (22) the incurrence of Indebtedness by Unrestricted Subsidiaries.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify such item into any one or more of the categories of Indebtedness described above and such Indebtedness will be deemed to be incurred under the category into which it was last reclassified (provided that at the time of reclassification it meets the criteria in such category or categories; provided further that Indebtedness under clause (i) of the definition of "Credit Facilities" outstanding on the Issue Date will be deemed to have been incurred in reliance on clause (3) above). The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness incurred or outstanding, the principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as such other Person could have incurred such obligation hereunder.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this section any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this section) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

        Notwithstanding the foregoing, the Issuer will not, and will not permit any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

  Limitation on Restricted Payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make a Restricted Payment if:

          (1)   a Default has occurred and is continuing or would result therefrom;

          (2)   the Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

          (3)   the aggregate amount of such Restricted Payment, together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clauses (2) through (10) of the next paragraph), would exceed the sum (the "Basket") of

            (a)   50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2010 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

            (b)   the aggregate Net Cash Proceeds from capital contributions or the issuance and sale (other than to a Subsidiary of the Issuer) of, and the Fair Market Value of any property received in exchange for, Qualified Stock, or as a capital contribution, received by the Issuer subsequent to the Issue Date (other than Contribution Amounts, Excluded Contributions, and amounts received in exchange for the issuance of Designated Preferred Stock) or from the issue or sale of debt securities of the Issuer that have been converted or exchanged into Qualified Stock, together with the aggregate cash and Temporary Cash Investments received by the Issuer or any of its Restricted Subsidiaries at the time of such conversion or exchange; provided that for purposes of determining the Fair Market Value of property received (other than of any asset with a public trading market) in excess of $25.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Issuer and delivered to the Trustee; plus

            (c)   the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on the Issuer's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by the Issuer or any Restricted Subsidiary after the Issue Date from the issuance and sale (other than to a Subsidiary of the Issuer) of such Indebtedness or Disqualified Stock; plus

            (d)   to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication:

      •
      100% of the aggregate net proceeds (including the Fair Market Value of assets) received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by the Issuer or any Restricted Subsidiary since the Issue Date; plus

      •
      the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to the Issuer or any Restricted Subsidiary from such Person (including by way of such Person becoming a Restricted Subsidiary); plus

      •
      if the Basket was reduced as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary;

provided that the foregoing shall not exceed, in the aggregate, the amount of all Investments which previously reduced the Basket.

        The provisions of the foregoing paragraph shall not prohibit the following:

          (1)   dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under the Indenture;

          (2)   any Restricted Payment (i) (a) made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, Qualified Stock ("Refunding Capital Stock"), and (b) if the Restricted Payment is the repurchase, redemption, retirement or other acquisition of Equity Interests ("Retired Capital Stock"), then if immediately prior to the Restricted Payment with respect to such Retired Capital Stock the declaration and payment of dividends on the Retired Capital Stock was permitted pursuant to clause (8) immediately below or sub clause (iii) of this clause (2) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement, (ii) with respect to any Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of the Issuer) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof, (iii), to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that (x) the Issuer could have incurred at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception at the time of the issuance of such Designated Preferred Stock and (y) the aggregate amount of dividends paid pursuant to this sub-clause (iii) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock; and (iv) made with Excluded Contributions;

          (3)   payments by the Issuer or any Restricted Subsidiary in respect of Indebtedness of the Issuer or any Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary;

          (4)   repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award, including upon the vesting thereof;

          (5)   cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors);

          (6)   so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Issuer or any of its Subsidiaries from consultants, former consultants, employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements or otherwise (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock, or such Capital Stock vests; provided, however, that the aggregate amount of such Restricted Payments pursuant to this clause (6) (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year);

          (7)   repurchases of Capital Stock in one or more transactions in an aggregate amount not to exceed $100.0 million;

          (8)   the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under "—Limitation on Incurrence of Indebtedness"; so long as at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

          (9)   in addition to any Restricted Payments that may otherwise be permitted by this covenant, the Issuer and its Restricted Subsidiaries, in the aggregate, may make Restricted Payments not to exceed $75.0 million;

          (10) the declaration or distribution of shares of an Unrestricted Subsidiary to the extent any Investment in such Unrestricted Subsidiary was made pursuant to the Basket or pursuant to clause (9) of this second paragraph of this covenant; or

          (11) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations in accordance with the provisions similar to those described under the captions "Change of Control" and "Certain Covenants—Limitation on Asset Sales;" provided that all Notes tendered by Holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed, acquired or retired for value.

  Limitation on Liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind securing Indebtedness on any asset of the Issuer or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if the obligations so secured are subordinated in right of payment by their terms to the Notes or a Guarantee, the Lien securing such obligations will also have subordinated Lien priority by its terms to the Lien securing the Notes and the Guarantees at least to a comparable extent.

  Limitation on Transactions with Affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of the Issuer (an "Affiliate Transaction"), unless the terms thereof, taken as a whole, are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person that is not such an affiliate.

        The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $20.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

        If the Issuer or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $50.0 million, then prior to the consummation of that Affiliate Transaction, the Issuer must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the Company, and deliver that opinion to the Trustee.

        The provisions of the three foregoing paragraphs will not prohibit the following:

          (1)   transactions exclusively between, among or solely for the benefit of (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no affiliate of the Issuer (other than another Restricted Subsidiary) owns more than 10% of the Capital Stock in any such Restricted Subsidiary;

          (2)   customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, and agreements to register securities of directors, officers, employees or other affiliates, in each case approved by the Board of Directors;

          (3)   Restricted Payments which are made in accordance with the covenant described under "—Limitation on Restricted Payments" and Investments constituting Permitted Investments;

          (4)   any issuance by the Issuer or any Restricted Subsidiary of Qualified Stock or any capital contribution therein and the entry into and performance of any registration rights and shareholder rights agreements;

          (5)   transactions between the Issuer or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;

          (6)   transactions with a Person that is an affiliate solely because the Issuer or any Restricted Subsidiary owns Capital Stock in such Person or controls such Person;

          (7)   purchases and sales of raw materials or Inventory in the ordinary course of business on market terms;

          (8)   the incurrence of any Indebtedness to the extent that (i) at least 80% amount of such Indebtedness is issued to Persons that are not affiliates of the Issuer and (ii) the terms and conditions on which such affiliates purchase such Indebtedness are no less favorable, taken as a whole, to the Issuer than the terms on which Persons that are not affiliates of the Issuer purchase such Indebtedness; or

          (9)   any transactions or agreements with Affiliates in existence on the Issue Date as described in or incorporated by reference in this prospectus and performance of the obligations of the Issuer and its Restricted Subsidiaries as required or permitted by the terms of such transactions and agreements, including, without limitation, any amendments thereto entered into after the date of the Issue Date; provided, however, that the terms of any such amendment are not less favorable, in any material respect, to the Issuer than the terms of the relevant agreement in effect prior to any such amendment, as determined in good faith by the Board of Directors of the Issuer; or

          (10) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of the first paragraph of this covenant.

  Limitation on Asset Sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

            (i)  the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

           (ii)  at least 75% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.

        For purposes of clause (ii) above, the following shall be deemed to be cash:

  •
  the amount (without duplication) of any liability (other than Subordinated Obligations) that would be recorded on a balance sheet prepared in accordance with GAAP of the Issuer or such Restricted Subsidiary that is expressly (i) assumed by a Person other than the Issuer or a Restricted Subsidiary, or (ii) is expunged by the holder of such liability, and with respect to which, in each case, the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released from further liability with respect thereto;

  •
  the amount of any obligations or securities received from such Transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

  •
  any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, not to exceed the greater of (x) $75.0 million or (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

        If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

          (a)   to repay or otherwise retire amounts owing under the Credit Facilities in accordance with the Credit Facilities;

          (b)   to repay or otherwise retire amounts owing under other Indebtedness (other than Subordinated Obligations) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto; and/or

          (c)   to make (i) an Investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business and (ii) capital expenditures that will be used in the Permitted Business (or, in each case of (i) and (ii), enter into a binding commitment for any such investment or expenditure); provided that such binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such investment or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. If the Investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day, such commitment shall be deemed not to have been a permitted application of Net Available Proceeds.

        The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes and, if the Issuer is required to do so under the terms of any other Indebtedness ranking pari passu with such Notes, such other Indebtedness on a pro rata basis with the Notes, equal to the amount of such Excess Proceeds (a "Net Proceeds Offer") in accordance with the procedures set forth in the Indenture.

        The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"). If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.

        To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer (and if applicable, the aggregate amount of pari passu Indebtedness being repaid, on a pro rata basis with the Notes) is less than the Excess Proceeds (such shortfall constituting a "Net Proceeds Deficiency"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

        In the event of the Transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under "—Merger, Consolidation and Sale of Assets," the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

        The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of this compliance.

  Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any other Restricted Subsidiary or pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

          (b)   make any loans or advances to, or guarantee any Indebtedness of, the Issuer or any other Restricted Subsidiary, or

          (c)   Transfer any of its assets to the Issuer or any other Restricted Subsidiary,

except:

          (1)   any encumbrance or restriction pursuant to an agreement as in effect at or entered into on the Issue Date (including the Indenture and the Credit Facilities), as such encumbrance or restriction is in effect on the Issue Date;

          (2)   any Lien permitted under the Indenture that restricts the Transfer of assets which are subject to such Lien;

          (3)   restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under the Indenture pending the closing of such sale;

          (4)   any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

          (5)   customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the Transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person;

          (6)   Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of "Permitted Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

          (7)   any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above or clause (11) below; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

          (8)   covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

          (9)   any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder;

          (10) customary provisions in leases, subleases, licenses, sublicenses and service contracts in the ordinary course of business of the Issuer and the Restricted Subsidiaries between the Issuer or any Restricted Subsidiary and its customers and other contracts restricting the assignment thereof;

          (11) any agreement as in effect at the time any Person becomes a Subsidiary of the Issuer; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

          (12) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under the Indenture so long as such prohibitions or limitations are only with respect to the properties and revenues of such Subsidiary or any Subsidiary of such Foreign Subsidiary;

          (13) indentures, agreements, notes, instruments and other documents governing Indebtedness permitted to be incurred under the Indenture so long as the restrictions imposed pursuant to such Indebtedness are no more restrictive, taken as a whole, than those restrictions contained in the Credit Facility on the Issue Date; and

          (14) any restriction imposed by applicable law, rule, regulation or order.

  Additional Guarantees

        The Issuer will cause any Subsidiary, whether currently existing, or subsequently acquired or created, that Guarantees the Issuer's obligations or the obligations of any Domestic Subsidiary (other than an Unrestricted Subsidiary) under any of the Credit Facilities or any other Indebtedness to fully and unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until released in accordance with the terms of the Indenture.

  Merger, Consolidation and Sale of Assets

        (A)  The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of the Issuer to Transfer) all or substantially all of the Issuer's assets (determined on a consolidated basis for the Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

          (1)   either

            (a)   the Issuer is the surviving or continuing Person; or

            (b)   the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Transferee of such assets (the "Issuer Surviving Entity"):

              (x)   is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation; and

              (y)   expressly assumes, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes and the Indenture on the part of the Issuer to be performed or observed; and

          (2)   each of the conditions specified in paragraph (C) below is satisfied.

        For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of the Issuer.

        The Indenture provides that upon any consolidation or merger in which the Issuer is not the continuing Person, or any Transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Issuer Surviving Entity had been named as such.

        (B)  No Guarantor will, and the Issuer will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

          (1)   either

            (a)   such Guarantor shall be the surviving or continuing Person; or

            (b)   the Person (if other than a Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor's Guarantee and the Indenture on the part of such Guarantor to be performed or observed; and

          (2)   each of the conditions specified in paragraph (C) below (other than clause (1) thereof) is satisfied.

        The requirements of this paragraph (A) and (B) shall not apply to (x) a consolidation or merger of any Guarantor with and into the Issuer or any other Guarantor, so long as the Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with the covenant described under "—Limitation on Asset Sales."

        (C)  The following additional conditions shall apply to each transaction described in paragraph (A) or (B), except that clause (1) below shall not apply to a transaction described in paragraph (B):

          (1)   immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer (or the Issuer Surviving Entity, if applicable)

              (x)   could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

              (y)   the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

          (2)   immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing; and

          (3)   the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable.

  SEC Reports

        Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuer were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would be required so to file such documents if the Issuer were so subject, unless, in any case, if such filings are not then permitted by the Commission.

        If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to such Section 13(a) or 15(d), and, promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Issuer's cost.

        So long as the rules and regulations of the Commission would allow (including pursuant to any applicable exemptive relief) the Issuer to file periodic reports or information (if they were required by the Exchange Act to file such reports or information) on a consolidated or combined basis, the Issuer will be deemed to have satisfied their requirements in the above paragraphs if the Issuer files the reports and other information of the types otherwise so required within the applicable time periods. The Issuer also will comply with the other provisions of TIA § 314(a).

  Conduct of Business

        The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Covenant Suspension

        During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension"), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the "Suspended Covenants") described under:

          (1)   "Limitation on Incurrence of Indebtedness";

          (2)   "Limitation on Restricted Payments";

          (3)   "Limitation on Transactions with Affiliates";

          (4)   "Limitation on Asset Sales";

          (5)   "Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries";

          (6)   "Conduct of Business"; and

          (7)   "clause (C)(1) of "Merger, Consolidation and Asset Sales."

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Issuer or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a "Suspension Period." The ability of the Issuer and the Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.

Events of Default

        Any of the following shall constitute an Event of Default:

          (1)   default for 30 days in the payment when due of interest on any Note;

          (2)   default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

          (3)   failure to perform or comply with the covenant described under "—Change of Control";

          (4)   failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than any specified in clause (1), (2) or (3) above) which failure continues for 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of then outstanding Notes;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which

    •
    is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a "Payment Default"); or

    •
    results in the acceleration of such Indebtedness prior to its Stated Maturity;

  and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

          (6)   one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

          (7)   a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Issuer or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (8)   the Issuer or any of its Significant Subsidiaries:

    •
    commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

    •
    consents to the entry of a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any of its Significant Subsidiaries; or

    •
    files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

    •
    consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property; or

    •
    makes an assignment for the benefit of creditors; or

    •
    admits in writing its inability to pay its debts generally as they become due; or

    •
    takes corporate action in furtherance of any such action; or

          (9)   the Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

        If an Event of Default occurs and is continuing (other than an Event of Default described in clause (7) or (8) above with respect to the Issuer), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (7) or (8) above occurs with respect to the Issuer, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

        Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to the Indenture or the Notes unless:

  •
  such holder has previously given the Trustee notice that an Event of Default is continuing;

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  holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

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  such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

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  the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

        The Indenture will provide that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each noteholder notice of the Default within 90 days after it occurs. Notwithstanding the foregoing, except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the noteholders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

        Except as provided below, the Notes and the Indenture may be amended with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

        Without the consent of each holder of an outstanding Note affected thereby, no amendment or waiver may:

  •
  reduce the principal of or change the fixed maturity of any Note;

  •
  alter the provisions with respect to the redemption or purchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any offer to purchase required under the covenants described under "—Change of Control");

  •
  waive a redemption or purchase payment due with respect to any Note;

  •
  reduce the rate of or change the time for payment of interest on any Note;

  •
  waive a Default in the payment of principal or interest on the Notes (except that holders of at least a majority in aggregate principal amount of then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

  •
  make the principal of or interest on any Note payable in money other than United States Dollars;

  •
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

  •
  make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

  •
  release any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with the Indenture; or

  •
  make any change in the amendment and waiver provisions of the Indenture.

        Without the consent of any noteholder, the Issuer and the Trustee may amend the Notes and the Indenture:

  •
  to cure any ambiguity, defect, mistake, or inconsistency;

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  to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under the Indenture in accordance with the covenant described under "—Merger, Consolidation and Sale of Assets";

  •
  to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

  •
  to add a Guarantor;

  •
  to release a Guarantor from its Guarantee when permitted by the Indenture;

  •
  to add to the covenants of the Issuer for the benefit of the noteholders or to surrender any right or power conferred upon the Issuer;

  •
  to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

  •
  to make any other change that does not materially adversely affect the rights of any noteholder; or

  •
  to conform the Indenture to this Description of Exchange Notes.

        The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

        After an amendment or waiver under the Indenture becomes effective, the Issuer is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Transfer

        Notes will be issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Discharge of Indenture and Defeasance

        The Indenture will, subject to certain surviving provisions, cease to be of further effect when:

          (1)   the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

          (2)   all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case the Issuer pays all other sums payable under the Indenture by the Issuer. The Trustee will acknowledge satisfaction and discharge of the Indenture on written demand of the Issuer accompanied by an officers' certificate and an opinion of counsel and at the cost and expense of the Issuer.

        Subject to the conditions to defeasance described below and in the Indenture and the survival of certain provisions, the Issuer at any time may terminate:

          (1)   all its obligations under the Notes and the Indenture ("legal defeasance option"); or

          (2)   its obligations under certain restrictive covenants and the related Events of Default ("covenant defeasance option").

the Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default referred to in clause (2) of the immediately preceding paragraph.

        In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law).

Concerning the Trustee

        Wilmington Trust FSB has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

        The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions and the other rights and duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless such noteholder shall have offered to the Trustee security or indemnity satisfactory to it against any cost, expense and liabilities which might be incurred by it in compliance with such request.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any of its subsidiaries will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Governing Law

        The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed in connection with the acquisition of the stock or any asset or assets from another Person; provided that such Indebtedness was not incurred by such Person in connection with or in contemplation of such merger or acquisition.

        "affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2014 (such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) then outstanding principal amount of such Note.

        "Asset Sale" means any Transfer by the Issuer or any Restricted Subsidiary (other than to the Issuer or a Restricted Subsidiary) of:

  •
  any shares of Capital Stock of a Restricted Subsidiary (other than (i) directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), and (ii) Preferred Stock of a Restricted Subsidiary issued in compliance with the covenant in the section titled "Certain Covenants—Limitation on Incurrence of Indebtedness);

  •
  all or substantially all the assets of any division, business segment or comparable line of business of the Issuer or any Restricted Subsidiary; or

  •
  any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.

Notwithstanding the foregoing, the term "Asset Sale" shall not include:

          (1)   for purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales," a Transfer that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or permitted under "—Certain Covenants—Merger, Consolidation and Sale of Assets";

          (2)   sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof;

          (3)   sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of the Issuer or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit the Issuer or any Restricted Subsidiary from using the technologies licensed and do not require the Issuer or any Restricted Subsidiary to pay any fees for any such use;

          (4)   a Transfer pursuant to the creation of a Lien permitted under the Indenture including pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Issuer or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under the Indenture;

          (5)   a Transfer involving only cash, Temporary Cash Investments or Inventory in the ordinary course of business;

          (6)   any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;

          (7)   the lease or sublease of any real or personal property in the ordinary course of business;

          (8)   a Transfer of assets having a Fair Market Value and a sale price of less than $10.0 million;

          (9)   any Transfer constituting a taking, condemnation or other eminent domain proceeding; provided that any Net Available Proceeds from such Transfer (assuming such Transfer was an "Asset Sale" for purposes of the definition of Net Available Proceeds) in excess of $10 million shall be applied in accordance with the "Limitation on Asset Sales" covenant;

          (10) dispositions of accounts receivable in connection with the collection or compromise thereof;

          (11) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property which is concurrently purchased pursuant to a transaction otherwise permitted hereunder, in each case under Section 1031 of the Code;

          (12) dispositions of the Equity Interests of or other Investments in any joint venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such joint venture;

          (13) sales or transfer of any assets designated as long-term investments on the Issuer's balance sheet as of March 31, 2010;

          (14) the termination of a contract, including the unwinding of a hedge obligation;

          (15) licenses or sublicenses of intellectual property; or

          (16) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with a merger or consolidation.

        "Basket" has the meaning set forth under "—Certain Covenants—Limitation on Restricted Payments."

        "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP (except for temporary treatment of construction-related expenditures paid by any Person other than the Issuer or any of its Restricted Subsidiaries under EITF 97-10, "The Effect of Lessee Involvement in Asset Construction," which will ultimately be treated as operating leases upon a sale-leaseback transaction), and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Change of Control" means the occurrence of any of the following events:

          (1)   the Issuer becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but for purposes of determining the "person" or "group" Permitted Holders shall be excluded), other than the Permitted Holders, acquiring beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Issuer;

          (2)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (3)   the Issuer consolidates with or merges with or into another Person or another Person merges with or into the Issuer, or all or substantially all the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person, other than the Permitted Holders, and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

          (4)   the Issuer liquidates or dissolves or the stockholders of the Issuer adopt a plan of liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

        "CIS" means PCR Insurance Company, an Arizona corporation, one hundred percent of the equity interests in which are held by the Issuer, to act as a "captive insurance subsidiary" for the purpose of engaging in the business of insuring certain business risks of the Issuer and its Subsidiaries and Permitted Insureds.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:

          (1)   if the Issuer or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and prior to the event for which the Consolidated Coverage Ratio is being calculated that remains outstanding prior to the event for which the calculation is being made, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

          (2)   if since the beginning of such period the Issuer or any Restricted Subsidiary shall have Transferred any assets in an Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (whether positive or negative) directly attributable to the assets which are the subject of such Transfer for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Issuer and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3)   if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit or division of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

          (4)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets in an Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

          (5)   if the Issuer or any Restricted Subsidiary has repaid any Indebtedness since the beginning of such period that no longer remains outstanding on such date of determination, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment of such Indebtedness as if such Indebtedness had repaid on the first day of such period as if such discharge had occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be (i) based on the reasonable good faith judgment of a responsible financial or accounting officer of the Issuer and (ii) set forth in a certificate delivered to the Trustee from such officer (it may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that are reasonably expected to be realized in the twelve month period immediately subsequent to such transaction or determined in accordance with Article 11 of Regulation S-X promulgated by the SEC). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

        "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of:

          (1)   the interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

    •
    amortization of debt issuance costs and debt discount;

    •
    the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

    •
    the interest portion of any deferred payment obligation;

    •
    accrued interest;

    •
    commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings;

          (2)   the interest component of the Capital Lease Obligations paid or accrued during such period;

          (3)   all interest capitalized during such period;

          (4)   interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of "Indebtedness";

          (5)   the product of

    •
    the amount of all dividends on any series of Preferred Stock of the Issuer and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to the Issuer or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period;

    •
    a fraction, the numerator of which is one and the denominator of which is one minus then current effective consolidated Federal, state and local tax rate of the Issuer, expressed as a decimal; and

          (6)   fees related to a Qualified Securitization Transaction.

        "Consolidated Net Income" means, for any period, the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

          (1)   any extraordinary, unusual, or non-recurring gains, losses, charges or expenses;

          (2)   any net income or loss of any Person if such Person is not a Restricted Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

          (3)   solely for the purpose of determining the amount available for Restricted Payments, the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

          (4)   any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person;

          (5)   any net after-tax income or loss from discontinued operations; and

          (6)   the cumulative effect of a change in accounting principles.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the Total Assets less the sum of (1) the goodwill and other intangible assets, net and (2) all current liabilities, in each case, reflected on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements have been or are required to have been delivered pursuant to the Indenture, as applicable, as of the date of determination, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Investment, on a Pro Forma Basis including any property or assets being acquired in connection therewith).

        "Construction Business" means the general contracting, construction management, engineering and design build services business of the Issuer and its Subsidiaries or any business substantially related or incidental thereto.

        "Contribution Amounts" means the aggregate amount of capital contributions applied by the Issuer to permit the Incurrence of Contribution Indebtedness pursuant to clause (20) of the definition of "Permitted Indebtedness".

        "Contribution Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock or any cash contribution by the Issuer or any Restricted Subsidiary) made to the capital of the Issuer or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the date of incurrence thereof.

        "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness."

        "Credit Facilities" means (i) the Third Amended and Restated Credit Agreement by and among the Issuer (f/k/a Perini Corporation), the guarantors named therein, Bank of America, N.A., as administrative agent and the other lenders party thereto, as amended as of the Issue Date and (ii) any other documents evidencing Indebtedness, and in each case including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified or Refinanced from time to time, including, without limitation, any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, including, without limitation, any indenture or indentures, and any successor or replacement agreement or agreements, including, without limitation, any indenture or indentures with the same or any other agents, creditor, lender or group of creditors, lenders, trustee or noteholders.

        "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by a senior financial officer of the Issuer, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an officers' certificate executed by a senior vice president or the principal financial officer of the Issuer on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (b) of the first paragraph of the "—Certain Covenants—Limitation on Restricted Payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

          (2)   is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the earlier of (i) the Stated Maturity of the Notes and (ii) the date on which the Notes are no longer outstanding and for consideration that is not Qualified Stock;

provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Issuer or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "—Change of Control" and such Capital Stock specifically provides that the Issuer or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under the caption "—Change of Control."

        "Domestic Subsidiary" means a Restricted Subsidiary of the Issuer that is not a Foreign Subsidiary.

        "EBITDA" for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (1)   Consolidated Fixed Charges;

          (2)   income tax expense determined on a consolidated basis in accordance with GAAP;

          (3)   depreciation expense determined on a consolidated basis in accordance with GAAP;

          (4)   amortization expense determined on a consolidated basis in accordance with GAAP;

          (5)   amounts attributable to minority interest;

          (6)   any non-cash charge, loss, or expense (including any impairment charge or asset write-off pursuant to GAAP), excluding any such non-cash charge, loss, or expense, that represents an accrual or reserve for potential cash items in any future period;

          (7)   all costs and expenses arising from or related to the Notes and/or in connection with amending the Credit Facilities;

          (8)   non-cash stock compensation, including any non-cash expenses arising from stock options, stock grants or other equity-incentive programs, the granting of stock appreciation rights and similar arrangements;

          (9)   to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss;

          (10) fees related to a Qualified Securitization Transaction;

          (11) any fees, costs and expenses of the Issuer and its Restricted Subsidiaries incurred as a result of acquisitions, Investments, Asset Sales permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated);

provided that EBITDA shall be reduced by all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to minority interests).

        "Equity Offering" means a public or private offering or placement of Capital Stock of the Issuer (other than Disqualified Stock).

        "Excluded Contribution" means net cash proceeds, marketable securities or property received by the Issuer from:

          (a)   contributions to its common equity capital, and

          (b)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an officers' certificate executed by a senior vice president or the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (b) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments."

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities, including contingent and off-balance sheet liabilities, relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $20 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

        "Foreign Subsidiary" means (i) a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia, and (ii) any Restricted Subsidiary that has no material assets other than Capital Stock, securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof).

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards ("IFRS") accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers' election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2)   entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

        "Guarantee" means a full and unconditional senior guarantee of the Notes pursuant to the Indenture.

        "Guarantor" means any Restricted Subsidiary of the Issuer that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or any agreement to limit commodity risk, in each case excluding Hedging Obligations entered into for speculative purposes.

        "incur" means issue, create, assume, enter into a guarantee with respect to, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term "incurrence" when used as a noun shall have a correlative meaning.

        "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent:

          (1)   all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding any footnotes thereto);

          (2)   all Capital Lease Obligations of such Person to the extent they would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding any footnotes thereto);

          (3)   all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding any footnotes thereto);

          (4)   net obligations of such Person under Interest Rate Agreements or Currency Agreements;

          (5)   all Disqualified Stock issued by such Person and all Preferred Stock issued by any Restricted Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;

          (6)   to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (1) through (5) above; and

          (7)   all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

        For the avoidance of doubt, "Indebtedness" shall not include:

          (a)   trade payables or other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices;

          (b)   deferred tax obligations;

          (c)   minority interest;

          (d)   non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

          (e)   obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of Inventory at a time in the future entered into in the ordinary course of business.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the Issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of the Indenture.

        "Independent Financial Advisor" means a firm:

  •
  which does not, and whose directors, officers or affiliates do not, have a material financial interest in the Issuer or any of its Subsidiaries; and

  •
  which, in the judgment of Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

        "Inventory" has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. "Investment" excludes (a) any Restricted Payment of the type described in clause (2) of the definition "Restricted Payment" and (b) any purchase or acquisition of Indebtedness of the Issuer or any of its Subsidiaries.

        For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investment" shall include the portion (proportionate to the Issuer's direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

          (2)   any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and

          (3)   if the Issuer or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by the Issuer or such Restricted Subsidiary immediately following any such Transfer or issuance.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

        "Issue Date" means the date on which the Notes are originally issued.

        "Issuer Surviving Entity" has the meaning set forth under "—Certain Covenants—Merger, Consolidation and Sale of Assets."

        "Joint Venture" means any Person in which the Issuer owns, directly or indirectly, less than a hundred percent (100%) of the equity interests therein.

        "Lien" means, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of an asset with respect to any asset then held by the Issuer or a Restricted Subsidiary, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Available Proceeds" from an Asset Sale means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, which amount is equal to the excess, if any, of:

          (1)   the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

          (2)   the sum of (a) the amount of any Indebtedness that is secured by such asset and which is repaid by such person in connection with such transaction (other than any such Indebtedness assumed by the purchaser of such assets), plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, including any withholding taxes imposed on the repatriation of proceeds plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such transaction undertaken by the Issuer or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction, plus (f) any reasonable reserves established by, and reflected on the financial statements of, the Issuer and its Restricted Subsidiaries in accordance with GAAP (other than any taxes deducted pursuant to clause (c) above) (x) associated with the assets that are the subject of such event and (y) retained by the Issuer or any Restricted Subsidiary to fund contingent liabilities that are directly attributable to such event and that are reasonably estimated to be payable by the Issuer or any Restricted Subsidiary within 18 months following the date that such event occurred (other than in the case of contingent tax liabilities, which shall be reasonably estimated to be payable within the current or immediately succeeding tax year); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered "Net Available Proceeds" on the date of such reduction.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.

        "Permitted Business" means (1) the same or a similar line of business as the Issuer and the Restricted Subsidiaries are engaged in on the Issue Date as described in this prospectus and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

        "Permitted Holders" means (i) Ronald N. Tutor; (ii) any of his brothers, sisters, children of brothers or sisters, grandchildren, grand nieces, grand nephews and other members of his immediate family, and other descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); or (v) any Person controlled by any of the Persons described in clause (i), (ii), or (iv) and (v) any group of Persons (as defined in the Exchange Act) in which the Persons described in clause (i), (ii), or (iv), individually or collectively, control such group. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

        "Permitted Indebtedness" has the meaning set forth in the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness."

        "Permitted Insured" means (a) any Person, including any subcontractor of the Issuer or one of its Subsidiaries, engaged to perform work on a project, (b) any vendor engaged to provide goods or services to a project, and (c) any owner of or interest holder in a project, in each case for a project in which the Issuer or one of its Subsidiaries is acting as the general contractor or a subcontractor.

        "Permitted Investment" means:

          (1)   any Investment in cash, Temporary Cash Investments or the Notes;

          (2)   any Investment in the Issuer or any Restricted Subsidiary;

          (3)   any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

      •
      such Person becomes a Restricted Subsidiary; or

      •
      such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Guarantor;

          (4)   receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   loans or advances to employees of the Issuer or any Restricted Subsidiary that are made in the ordinary course of business of the Issuer or such Restricted Subsidiary, in an aggregate amount, taken together with all other loans or advances made pursuant to this clause (5) that are at the time outstanding, not to exceed $15.0 million;

          (6)   Investments to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Asset Sales" or represents consideration received from the sale of assets not considered to be an Asset Sale for purposes of such covenant;

          (7)   Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;

          (8)   Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (9)   Hedging Obligations incurred pursuant to clause (7) of the definition of "Permitted Indebtedness";

          (10) Additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $50.0 million;

          (11) any Investment by the Issuer or a Wholly Owned Subsidiary of the Issuer in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Subsidiaries;

          (12) any Indebtedness of the Issuer to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Issuer from any such Subsidiary which assets are subsequently conveyed by the Issuer to a Securitization Entity in a Qualified Securitization Transaction;

          (13) Investments consisting of take or pay obligations contained in supply agreements relating to products, services or commodities of a type that the Issuer or any of its Subsidiaries uses or sells in the ordinary course of business;

          (14) security deposits required by utility companies and other Persons in a similar line of business to that of utility companies and governmental authorities that are utility companies, in each case, made in the ordinary course of business of the Issuer and its Subsidiaries;

          (15) any guarantees of Indebtedness permitted by clause (6) of the definition of "Permitted Indebtedness";

          (16) Investments existing on the Issue Date;

          (17) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (18) advances of payroll payments to employees in the ordinary course of business; and

          (19) any Investment in Joint Ventures consistent with construction industry practice.

        The amount of any Permitted Investment made in assets other than cash shall be its Fair Market Value.

        The amount of any Investments outstanding for purposes of clause (10) above and the amount of Investments made since the Issue Date for purposes of clause (9) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

  •
  the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

  •
  the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to the Issuer or any Restricted Subsidiary;

  •
  to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

  •
  the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

        "Permitted Liens" means:

          (1)   Liens on assets of a Person at the time such Person becomes a Subsidiary or when such assets are acquired (including by way of merger with such Person); provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary or such assets were acquired and (b) such Lien does not extend to cover any assets of the Issuer or any other Restricted Subsidiary;

          (2)   Liens existing on the Issue Date other than Liens securing Indebtedness incurred under clause (3) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness";

          (3)   Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, mechanics', landlords', materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

          (4)   Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

          (5)   Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness or Capital Lease Obligations;

          (6)   zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Issuer and the Restricted Subsidiaries at such real property;

          (7)   terminable short term leases or permits for occupancy, which leases or permits (1) expressly grant to the Issuer or any Restricted Subsidiary the right to terminate them at any time on not more than six months' notice and (b) do not individually or in the aggregate interfere with the operation of the business of the Issuer or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto;

          (8)   pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (9)   Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

          (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary in accordance with the provisions of the Indenture in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (11) Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2), (5) and (33) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;

          (12) other Liens securing obligations in an aggregate amount at any time outstanding not to exceed $75.0 million;

          (13) Liens securing Indebtedness incurred under clause (3) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness";

          (14) Liens securing Hedging Obligations of the type described in clause (7) of the definition of "Permitted Indebtedness";

          (15) Liens securing Indebtedness of Foreign Subsidiaries;

          (16) Liens in favor of the Issuer or any Guarantor;

          (17) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

          (18) Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

          (19) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

          (20) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

          (21) Liens in favor of the issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

          (22) Liens occurring solely by the filing of a UCC statement (or similar filings), which filing (A) has not been consented to by the Issuer or any Restricted Subsidiary or (B) arises solely as a precautionary measure in connection with operating leases or consignment of goods;

          (23) any obligations or duties affecting any property of the Issuer or ay Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

          (24) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

          (25) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

          (26) deposits, pledges or other Liens to secure obligations under purchase or sale agreements;

          (27) other Liens or, with respect to real property, title defects (including matters which an accurate survey might disclose) which (i) do not secure Indebtedness; and (ii) do not materially detract from the value of such property or materially impair the use thereof by the Issuer or such Restricted Subsidiary in the operation of its business;

          (28) leases or subleases granted to others not interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;

          (29) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Issuer or any of its Restricted Subsidiaries;

          (30) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

          (31) Liens consisting of an agreement to sell or otherwise dispose of any property in an Asset Sale permitted under "—Certain Covenants—Limitation on Asset Sales" in each case solely to the extent such Asset Sale would have been permitted on the date of the creation of such Lien;

          (32) Liens securing Indebtedness permitted to be incurred under clause (18) under "—Certain Covenants—Limitation on Incurrence of Indebtedness;" and

          (33) Liens securing Indebtedness in an aggregate principal amount not to exceed $30.0 million with respect to the property known as "Duck Creek" located at APNs 161-31-702-027, 161-31-702-022, 161-31-702-024, Las Vegas, Nevada and the property located at APN 103-10-010-007, Clark County Nevada.

        For purposes of determining compliance with this definition, Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Purchase Money Indebtedness" mean Indebtedness:

  •
  consisting of the deferred purchase price of assets, including equipment and property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, mortgages and obligations in respect of industrial revenue bonds or similar Indebtedness; and

  •
  incurred to finance the acquisition by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements or the installation, construction or improvement of such asset;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 180 days after such acquisition of, or the completion of construction of, such asset by the Issuer or Restricted Subsidiary.

        "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Qualified Stock" means any Capital Stock of the Issuer other than Disqualified Stock.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in part or in whole. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

          (1)   result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

          (2)   create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated in right of payment by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated in right of payment by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

        "Restricted Payment" means, with respect to any Person:

          (1)   any dividend or other distribution declared or paid on any Capital Stock of the Issuer (other than dividends or distributions payable solely in Qualified Stock); or

          (2)   any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer;

          (3)   any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than (i) any Purchase Money

  Indebtedness incurred after the Issue Date upon the sale, condemnation or casualty of the related asset and (ii) any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries); or

          (4)   the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of the Issuer as an Unrestricted Subsidiary).

        "Restricted Subsidiary" means each Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Securitization Entity" means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer Transfers accounts receivable):

          (1)   which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

          (2)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Issuer or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Issuer or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Issuer or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Issuer or any of its Subsidiaries;

          (3)   with which neither the Issuer nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

          (4)   to which neither the Issuer nor any of its Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that is a "significant subsidiary" of the Issuer on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Issuer or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means any Indebtedness of the Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of the Issuer or such Guarantor.

        "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:

  •
  such Person;

  •
  such Person and one or more Subsidiaries of such Person; or

  •
  one or more Subsidiaries of such Person.

        "Temporary Cash Investments" means any of the following:

          (1)   any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2)   investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A-2" or higher by Moody's, "A" or higher by S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4)   investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of the Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is "P-2" or higher from Moody's, "A-2" or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);

          (5)   investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Moody's or "A" by S&P; and

          (6)   shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer.

        "Transfer" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, consolidation, merger or otherwise, in one transaction or a series of transactions. "Transferred," "Transferor" and "Transferee" have correlative meanings.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the Redemption Date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Treasury Services Agreements" means, with respect to the Issuer or any of its Restricted Subsidiaries, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash pooling services, cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

        "UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction.

        "Unrestricted Subsidiary" means:

  •
  any Subsidiary of the Issuer that at the time of determination shall have been designated an Unrestricted Subsidiary by the Company; and

  •
  any Subsidiary of an Unrestricted Subsidiary.

        The Company may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

  •
  no Default has occurred and is continuing or would occur as a consequence thereof;

  •
  (x) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such designation; and

  •
  either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments" (treating the Fair Market Value of the Issuer's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

        The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

  •
  no Default has occurred and is continuing; and

  •
  Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture.

        Any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, that involves total assets of $20.0 million or more shall be approved by the Board of Directors.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   then outstanding aggregate principal amount of such Indebtedness into

          (2)   the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer and/or one or more Wholly Owned Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Old Notes who hold the Old Notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  •
  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  •
  tax consequences to holders whose "functional currency" is not the United States dollar;

  •
  tax consequences to persons who hold notes through a partnership or similar pass-through entity;

  •
  United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  •
  any state, local or non-United States tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

        The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

        The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

        We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

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  in the over-the-counter market;

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  in negotiated transactions; or

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  through the writing of options on the Exchange Notes or a combination of such methods of resale.

        These resales may be made:

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  at market prices prevailing at the time of resale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An "underwriter" within the meaning of the Securities Act includes:

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  any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

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  any broker or dealer that participates in a distribution of such Exchange Notes.

        Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

 LEGAL MATTERS

        The validity of the exchange notes and the guarantees offered in this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We have also filed with the SEC a registration statement on Form S-4, which you can access on the SEC's Internet site at http://www.sec.gov, to register the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the Exchange Notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also obtain certain of these documents on our Internet site at http://www.tutorperini.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus that is modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC, including all exhibits thereto, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from now until the termination of the exchange offer:

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  our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 7, 2011;

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  our Form 8-K, filed with the SEC on March 25, 2011.

        You can obtain any of the documents incorporated by reference into this prospectus from the SEC's web site at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone set forth below. We will provide, without charge, upon written or oral request, copies of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference therein). You should direct requests for documents to: Tutor Perini Corporation, Investor Relations, 15901 Olden Street, Sylmar, CA 91342, telephone number (818)-362-8391.

        In order to obtain timely delivery of any copies of filings requested, please write or call us no later than                        , 2011, which is five business days before the expiration date of the exchange offer.

Tutor Perini Corporation

Exchange Offer for
$300,000,000
7 5/8% Senior Notes due 2018

PROSPECTUS
                    , 2011

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

        This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

        Until                        , 2011, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Arizona

Perini Building Company, Inc. is incorporated under the laws of Arizona.

        Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual's conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        The Articles of Incorporation and bylaws of Perini Building Company, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

California

Rudolph and Sletten, Inc., Tutor-Saliba LLC, Tutor-Saliba Corporation and Powerco Electric Corp. are incorporated under the laws of California.

        A California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, including any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A California corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. When a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify him against the expenses, including attorney's fees, actually and reasonably incurred by the agent in connection therewith.

        Section 317 further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

        Section 17155 of the Beverly-Killea Limited Liability Company Act, which provides that, except for a breach of certain fiduciary duties, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity.

        The Articles of Incorporation and bylaws of Rudolph and Sletten, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Limited Liability Company Agreement of Tutor-Saliba LLC provides that the company shall, to the fullest extent authorized by the Beverly-Killea Limited Liability Company Act, indemnify and hold harmless any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

        The Articles of Incorporation and bylaws of Tutor-Saliba Corporation provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of Powerco Electric Corp. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Delaware

Perini Environmental Services, Inc., International Construction Management Services, Inc., Percon Constructors, Inc., Tutor Holdings, LLC, Tutor Pacific Construction, LLC, Tutor Micronesia Construction, LLC and Daniel J. Keating Construction Company, LLC are incorporated under the laws of Delaware.

        Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The Articles of Incorporation and bylaws of Perini Environmental Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of International Construction Management Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of Percon Constructors, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of Tutor Holdings, LLC provides that, to the greatest extent not inconsistent with the Delaware Limited Liability Company Act and other laws and public policies, the company shall indemnify against expenses and liabilities of any member or manager made a party or who was threatened to be made a party to any proceeding by the company or another because such party is or was a member or manager, as a matter of right, against all liability incurred by such person in connection with any action, suit, or proceeding or any threatened, pending or complete action of suit or proceeding, whether civil, criminal, administrative or investigate.

        The operating agreement of Tutor Pacific Construction, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of Tutor Micronesia Construction, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

        The Limited Liability Company Agreement of Daniel J. Keating Construction Company, LLC provides that the company shall indemnify the sole member, the managers and any officer, director and affiliate thereof or of the company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or it in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission performed or omitted by the sole member, the managers or such persons on behalf of the company, to the fullest extent provided by the Delaware Limited Liability Company Act.

Florida

James A. Cummings, Inc. is incorporated under the laws of Florida.

        Section 607.0831 of the Florida Business Corporation Act ("FBCA") limits the liability of directors of Florida corporations. Section 607.0831 provides that a director is not personally liable for monetary damages to the corporation or any other person unless the director breached or failed to perform his or her duties as a director and the director's breach of, or failure to perform, those duties constituted:

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  a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or had no reasonable cause to believe his or her conduct was unlawful;

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  a transaction from which the director derived an improper personal benefit, either directly or indirectly;

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  a circumstance under which the liability provisions of Florida law for unlawful distributions are applicable;

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  in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or

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  in a proceeding by or in the right of someone other than the corporation or by or in the right of a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Section 607.0850 of the FBCA empowers a Florida corporation, subject to certain limitations, to indemnify its directors, officers and employees against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 (relating to improper distribution to members) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the LLC in a proceeding by or in the right of the LLC to procure a judgment in its favor or in a proceeding by or in the right of a member.

        The Articles of Incorporation and bylaws of James A. Cummings, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Hawaii

G.W. Murphy Construction Company, Inc. and E.E. Black, Limited are incorporated under the laws of Hawaii.

        Section 414-242 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

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  the individual conducted himself or herself in good faith and the individual reasonably believed: (i) in the case of conduct in the

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  individual's official capacity, that the individual's conduct was in the best interests of the corporation; and (ii) in all other cases, that

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  the individual's conduct was at least not opposed to the best interests of the corporation; and

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  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

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  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the Hawaii Business Corporation Act to indemnify such director for reasonable expenses incurred thereby.

        Under Section 414-244 of the Hawaii Business Corporation Act, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the Hawaii Business Corporation Act, a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

        Further, under Section 414-246 of the Hawaii Business Corporation Act, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

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  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director's judgment when voting on the decision being made;

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  by special legal counsel; or

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  by a majority vote of the shareholders.

        Under Section 414-247 of the Hawaii Business Corporation Act, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

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  to the same extent as a director; and

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  if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the Hawaii Business Corporation Act and may apply to a court under Section 414-245 of the Hawaii Business Corporation Act for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

        The Hawaii Business Corporation Act also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions. The restated articles of incorporation of Central Pacific, as amended, do not address the matter of indemnification of directors and officers; however, the provisions of the amended bylaws of Central Pacific relating to indemnification of directors and officers are substantially the same as the provisions of the Hawaii Business Corporation Act described above as related to the corporations obligations and authority to indemnify its directors and officers.

        The Articles of Incorporation and bylaws of G.W. Murphy Construction Company, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of E.E. Black, Limited provide for the indemnification of officers and directors to the fullest extent permitted by law.

Maryland

Cherry Hill Construction, Inc. is incorporated under the laws of Maryland.

        By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification;

however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

        A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

        The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

        A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

        The Articles of Incorporation and bylaws of Cherry Hill Construction, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Massachusetts

Perini Management Services, Inc., Perini Land And Development Company, Inc. and Paramount Development Associates, Inc. are incorporated under the laws of Massachusetts.

        Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

        The Articles of Incorporation and bylaws of Perini Management Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of Perini Land And Development Company, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of Paramount Development Associates, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Michigan

R.E. Dailey & Co. is incorporated under the laws of Michigan.

        Sections 561 through 571 of the Michigan Business Corporation Act ("MBCA") contain provisions governing the indemnification of directors and officers by Michigan corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party of is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful in on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

        A determination that the person indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. Under the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a directors, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if (i) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, and (ii) the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meeting the standard of conduct, which undertaking need not be secured.

        The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation's articles of incorporation, bylaws, or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided under the MBCA continues as to a person who ceases to be a director, officer, employee, or agent. Additionally, the MBCA permits a corporation to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the corporation, whether or not such liabilities would be within the above indemnification provisions. An amendment to the articles of incorporation of HD Supply Fasteners & Tools, Inc.

provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the corporation nor its subsidiaries; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) for a violation of Section 551(1) of the Michigan Business Corporation Act; (4) for any transaction from which the director derived an improper personal benefit; and (5) for any acts or omission occurring before June 27, 1989.

        The Articles of Incorporation and bylaws of R.E. Dailey & Co. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Nevada

Desert Plumbing & Heating Co., Inc., Black Construction Investments, Inc. and TPC Aggregates, LLC are incorporated under the laws of Nevada.

        Section 78.7502 of the Nevada Revised Statutes (the "NRS") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he or she must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred in connection with the defense.

        Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation.

        Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation's current and former officers, directors, employees or agents, or any persons serving or who have served in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

        The Articles of Incorporation and bylaws of Desert Plumbing & Heating Co., Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation of Black Construction Investments, Inc. provide that the corporation shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada for damages for breaches of fiduciary duties. The provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or the payment of dividends in violation of Section 78.300 of the NRS.

        The operating agreement of TPC Aggregates, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

New Hampshire

Bow Equipment Leasing Company, Inc. is incorporated under the laws of New Hampshire.

        The New Hampshire Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        The Articles of Incorporation and bylaws of Bow Equipment Leasing Company, Inc. are silent as to indemnification.

West Virginia

Perland Construction, Inc. is incorporated under the laws of West Virginia.

        The West Virginia Business Corporation Act ("WVBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding or (y) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

        The Articles of Incorporation and bylaws of Perland Construction, Inc. are silent as to indemnification.

Item 21.    Exhibits and Financial Statement Schedules

(a)   Exhibits.

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b)   Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.    Undertakings.The undersigned registrants hereby undertake:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (f)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (g)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (h)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

TUTOR PERINI CORPORATION (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	Chairman and Chief Executive Officer (Principal Executive Officer)	March 28, 2011
/s/ KENNETH R. BURK Kenneth R. Burk	Executive Vice President—Chief Financial Officer (Principal Financial Officer)	March 28, 2011
/s/ STEVEN M. MEILICKE Steven M. Meilicke	Vice President and Controller (Principal Accounting Officer)	March 28, 2011
/s/ MARILYN A. ALEXANDER Marilyn A. Alexander	Director	March 28, 2011
/s/ PETER ARKLEY Peter Arkley	Director	March 28, 2011

Name	Title	Date

/s/ ROBERT BAND Robert Band	Director	March 28, 2011
/s/ WILLARD W. BRITTAIN, JR Willard W. Brittain, Jr	Director	March 28, 2011
/s/ MICHAEL R. KLEIN Michael R. Klein	Director	March 28, 2011
/s/ ROBERT L. MILLER Robert L. Miller	Director	March 28, 2011
/s/ RAYMOND R. ONEGLIA Raymond R. Oneglia	Director	March 28, 2011
/s/ DONALD D. SNYDER Donald D. Snyder	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Perini Building Company, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CRAIG W. SHAW Craig W. Shaw	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2011
/s/ JORDAN BENNETT Jordan Bennett	Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ ROBERT BAND Robert Band	Director	March 28, 2011
/s/ MARK A. CASPERS Mark A. Caspers	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011

Perini Environmental Services, Inc. Bow Equipment Leasing Company, Inc. R.E. Dailey & Co. Paramount Development Associates, Inc. Percon Constructors, Inc. Perland Construction, Inc. (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT BAND Robert Band	President and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

International Construction Management Services, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT BAND Robert Band	President and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JAMES A. FROST James A. Frost	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Perini Management Services, Inc. (Registrant)
By:	/s/ WILLIAM B. SPRKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT BAND Robert Band	President and Director (Principal Executive Officer)	March 28, 2011
/s/ DANIEL FLANAGAN Daniel Flanagan	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JAMES A. FROST James A. Frost	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Perini Land And Development Company, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT BAND Robert Band	President and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ MARK A. CASPERS Mark A. Caspers	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

James A. Cummings, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM DERRER William Derrer	President and Chief Executive Officer (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ ROBERT BAND Robert Band	Director	March 28, 2011
/s/ MARK A. CASPERS Mark A. Caspers	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Directora	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Cherry Hill Construction, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES LAING James Laing	President and Director (Principal Executive Officer)	March 28, 2011
/s/ GERARD J. HERR Gerard J. Herr	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ ROBERT BAND Robert Band	Director	March 28, 2011
/s/ JAMES A. FROST James A. Frost	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Rudolph And Sletten, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARTIN B. SISEMORE Martin B. Sisemore	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2011
/s/ JAMES F. EVANS James F. Evans	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ ROBERT BAND Robert Band	Director	March 28, 2011
/s/ MARK A. CASPERS Mark A. Caspers	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Tutor-Saliba LLC Tutor-Saliba Corporation (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	President and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Senior Vice President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JOHN D. BARRETT John D. Barrett	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Powerco Electric Corp. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DARRELL W. HARWOOD Darrell W. Harwood	President (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Tutor Holdings, LLC (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	President (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JOHN D. BARRETT John D. Barrett	Vice President	March 28, 2011
Member: Tutor-Saliba Corporation
/s/ RONALD N. TUTOR Ronald N. Tutor	President	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Tutor Pacific Construction, LLC Tutor Micronesia Construction, LLC (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	President (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JOHN D. BARRETT John D. Barrett	Vice President	March 28, 2011
Member: Tutor Pacific, Inc.
/s/ RONALD N. TUTOR Ronald N. Tutor	President	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

G.W. Murphy Construction Company, Inc. E.E. Black, Limited (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	President and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ ELTON BAIN Elton Bain	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Desert Plumbing & Heating Co. Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ KENNETH R. BURK Kenneth R. Burk	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Black Construction Investments, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	President and Director (Principal Executive Officer)	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JAMES A. FROST James A. Frost	Director	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

TPC Aggregates, LLC (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RONALD N. TUTOR Ronald N. Tutor	President (Principal Executive Officer)	March 28, 2011
/s/ JAMES A. FROST James A. Frost	Executive Vice President	March 28, 2011
/s/ WILLIAM B. SPARKS William B. Sparks	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ JOHN D. BARRETT John D. Barrett	Vice President, Secretary and Treasurer	March 28, 2011
Member: Tutor-Saliba Corporation
/s/ RONALD N. TUTOR Ronald N. Tutor
	President	March 28, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on March 28, 2011.

Daniel J. Keating Construction Company, LLC (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William B. Sparks his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DANIEL J. KEATING, III Daniel J. Keating, III	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2011
/s/ PETER T. COCCHIA Peter T. Cocchia	Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2011
/s/ ROBERT BAND Robert Band	Director	March 28, 2011
/s/ RONALD N. TUTOR Ronald N. Tutor	Director	March 28, 2011

EXHIBIT INDEX

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated as of April 2, 2008, by and among Tutor Perini Corporation, Trifecta Acquisition LLC, Tutor-Saliba Corporation, Ronald N. Tutor and shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to Form 8-K filed on April 7, 2008).
2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 28, 2008, by and among Tutor Perini Corporation, Trifecta Acquisition LLC, Tutor-Saliba Corporation, Ronald N. Tutor and shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 2.2 to Form 10-Q filed on August 8, 2008).
3.1		Restated Articles of Organization (incorporated by reference to Exhibit 4 to Form S-2 (File No. 33-28401) filed on April 28, 1989).
3.2		Articles of Amendment to the Restated Articles of Organization of the Tutor Perini Corporation (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111338) filed on December 19, 2003).
3.3		Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).
3.4		Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 11, 2008.)
3.5		Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.5 to Form 10-Q filed on August 10, 2009).
3.6		Second Amended and Restated By-laws of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 24, 2009).
3.7	#	Articles of Incorporation of Perini Building Company, Inc.
3.8	#	By-Laws of Perini Building Company, Inc.
3.9	#	Certificate of Incorporation of Perini Environmental Services, Inc.
3.10	#	Certificate of Amendment of Certificate of Incorporation of Perini Environmental Services, Inc.
3.11	#	By-Laws of Perini Environmental Services, Inc.
3.12	#	Articles of Incorporation of International Construction Management Services, Inc.
3.13	#	By-Laws of International Construction Management Services, Inc.
3.14	#	Articles of Incorporation of Perini Management Services, Inc.
3.15	#	Certificate of Amendment of Certificate of Incorporation of Perini Management Services, Inc.
3.16	#	By-Laws of Perini Management Services, Inc.
3.17	#	Record of Organization of Bow Equipment Leasing Company, Inc. (formerly known as Perini Power Constructors, Inc.)
3.18	#	Articles of Amendment to the Articles of Incorporation of Bow Equipment Leasing Company, Inc. (formerly known as Perini Power Constructors, Inc.)
3.19	#	By-Laws of Bow Equipment Leasing Company, Inc.
3.20	#	Articles of Incorporation of R.E. Dailey & Co.
3.21	#	By-Laws of R.E. Dailey & Co.

Exhibit Number		Description
3.22	#	Articles of Incorporation of Perini Land And Development Company, Inc.
3.23	#	By-Laws of Perini Land And Development Company, Inc.
3.24	#	Articles of Organization of Paramount Development Associates, Inc. (formerly known as Cerel-Perini Associates Inc.)
3.25	#	Certificate of Amendment of Certificate of Organization of Paramont Development Associates, Inc.
3.26	#	By-Laws of Paramount Development Associates, Inc.
3.27	#	Certificate of Incorporation of Percon Constructors, Inc. (formerly known as Yeargin Builders, Inc.)
3.28	#	Certificate of Amendment of Certificate of Incorporation of Percon Censtructors, Inc.
3.29	#	By-Laws of Percon Constructors, Inc.
3.30	#	Articles of Incorporation of Perland Construction, Inc. (formerly known as Pioneer Construction, Inc.)
3.31	#	Certificate of Amendment of Certificate of Incorporation of Perland Construction, Inc.
3.32	#	By-Laws of Perland Construction, Inc.
3.33	#	Articles of Incorporation of James A. Cummings, Inc.
3.34	#	Amended and Restated By-Laws of James A. Cummings, Inc.
3.35	#	Articles of Incorporation of Cherry Hill Construction, Inc.
3.36	#	Amended and Restated By-Laws of Cherry Hill Construction, Inc.
3.37	#	Articles of Incorporation of Rudolph And Sletten, Inc. (formerly known as O.H. Rudolph, Incorporated)
3.38	#	Certificate of Amendment of Certificate of Incorporation of Rudolph And Sletten, Inc.
3.39	#	Amended and Restated By-Laws of Rudolph And Sletten, Inc.
3.40	#	First Amendment to the Amended and Restated By-laws of Rudolph And Sletten, Inc.
3.41	#	Second Amendment to the Amended and Restated By-laws of Rudolph And Sletten, Inc.
3.42	#	Articles of Organization of Tutor-Saliba, LLC (formerly known as Trifecta Acquisition LLC)
3.43	#	Limited Liability Company Agreement of Tutor-Saliba, LLC (formerly known as Trifecta Acquisition LLC)
3.44	#	Articles of Incorporation of Tutor-Saliba Corporation (formerly known as Tutor-Saliba Builders)
3.45	#	Certificate of Amendment of Articles of Incorporation of Tutor-Saliba Corporation
3.46	#	By-Laws of Tutor-Saliba Corporation
3.47	#	Articles of Incorporation of Powerco Electric Corp.
3.48	#	By-Laws of Powerco Electric Corp.
3.49	#	Articles of Organization of Tutor Holdings, LLC
3.50	#	Amended and Restated Articles of Organization of Tutor Holdings, LLC
3.51	#	Operating Agreement of Tutor Holdings, LLC

Exhibit Number		Description
3.52	#	Limited Liability Company Certificate of Formation of Tutor Pacific Construction, LLC
3.53	#	Limited Liability Company Certificate of Formation of Tutor Micronesia Construction, LLC
3.54	#	Articles of Incorporation of G.W. Murphy Construction Company, Inc. (formerly known as GWM MacDow, Inc.)
3.55	#	Certificate of Amendment of Articles of Incorporation of G.W. Murphy Construction Company, Inc.
3.56	#	By-Laws of G.W. Murphy Construction Company, Inc.
3.57	#	Articles of Incorporation of E.E. Black, Limited
3.58	#	Certificate of Amendment of Articles of Incorporation of E.E. Black, Limited
3.59	#	By-Laws of E.E. Black, Limited
3.60	#	Amended By-Laws of E.E. Black, Limited
3.61	#	Articles of Incorporation of Desert Plumbing & Heating Co., Inc.
3.62	#	By-Laws of Desert Plumbing & Heating Co., Inc.
3.63	#	Articles of Incorporation of Black Construction Investments, Inc.
3.64	#	By-Laws of Black Construction Investments, Inc.
3.65	#	Articles of Organization of TPC Aggregates, LLC
3.66	#	Limited Liability Company Agreement of Daniel J. Keating Construction Company, LLC
4.1
Shareholders Agreement, dated April 2, 2008, by and among Tutor Perini Corporation, Ronald N. Tutor and the shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 7, 2008).
4.2
Amendment No. 1 to the Shareholders Agreement, dated as of September 17, 2010, by and between Tutor Perini Corporation and Ronald N. Tutor, as shareholder representative (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 20, 2010).
4.3
Indenture, dated October 20, 2010, by and among Tutor Perini Corporation, certain subsidiary guarantors named therein and Wilmington Trust FSB, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 21, 2010).
4.4
Registration Rights Agreement dated October 20, 2010, by and among Tutor Perini Corporation, certain subsidiary guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 4.2 to Form 8-K filed on October 21, 2010).
5.1	#	Opinion of Kirkland & Ellis LLP.
10.1
Amendment No. 1 dated March 20, 2009 to the Amended and Restated Employment Agreement dated December 23, 2008, by and between Perini Corporation and Ronald N. Tutor (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 8, 2009).
10.2
Tutor Perini Corporation Amended and Restated (2004) Construction Business Unit Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to Form S-1 (File No. 333-111338) filed on March 8, 2004).
10.3		Tutor Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to Annex A to the Company's Definitive Proxy Statement on Form DEF 14A filed on April 17, 2009).

Exhibit Number		Description
10.4		Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Form S-1 (File No. 333-111338) filed on February 10, 2004).
10.5
Form of Restricted Stock Unit Award Agreement under the Tutor Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.24 to Tutor Perini Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 4, 2005).
10.6
Restricted Stock Unit Award Agreement under the Tutor Perini Corporation 2004 Stock Option and Incentive Plan dated as of September 26, 2007 between the Company and Kenneth R. Burk (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on November 9, 2007).
10.7
Amended and Restated Employment Agreement dated December 23, 2008, by and between Tutor Perini Corporation and Ronald N. Tutor (incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 23, 2008).
10.8
Third Amended and Restated Credit Agreement dated as of September 8, 2008 among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A. and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on September 12, 2008).
10.9
First Amendment dated February 23, 2009 to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A. and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.13 to Form 10-K filed on February 27, 2009).
10.10
Second Amendment dated January 13, 2010 to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A., and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 21, 2010).
10.11
Extension of Supplemental Facility, dated July 16, 2010, to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A., and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on August 6, 2010).
10.12
Purchase Agreement, dated October 15, 2010, by and among Tutor Perini Corporation, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 21, 2010).
10.13
Third Amendment dated October 4, 2010, effective October 20, 2010 to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A., and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.2 to Form 8-K filed on October 21, 2010).
10.14		2009 General Incentive Compensation Plan (incorporated by reference to Annex B to the Company's Definitive Proxy Statement on Form DEF 14A filed on April 17, 2009).
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Deloitte & Touche, LLP.
23.2	#	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1)
24.1		Powers of Attorney (Included on the signature pages of this Form S-4 and incorporated herein by reference).

Exhibit Number		Description
25.1		Statement of Trustee Eligibility.
99.1	#	Letter of Transmittal.

#
To be filed by amendment.